EXHIBIT 99.1

Corvus Gold Drills 59.4 Metres @ 2.36 g/t Gold in West Zone Stepout, Mother Lode Project, Nevada

VANCOUVER, British Columbia, Sept. 05, 2018 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces it has received positive results from the final eight western stepout holes from the Phase II drill program at Mother Lode Project, Nevada.  All drill results to date, including 172 historical holes for a total of 250 drill holes, will be included in the maiden mineral resource estimate scheduled for release later this month (Figure 1 & Table 1). The expansion potential of the Western Zone, and notably the Western Feeder Zone at depth (Figure 2), is highlighted by drill holes ML18-074 (25.9m @ 2.34 g/t Au) and ML18-077 (50.3m @ 2.67 g/t Au).   Mother Lode’s Phase III drill program is already underway and is expected to continue to further expand the project to the West, North and at depth as outlined over the past year.

The Western Feeder Zone is a potential high-grade shoot feature within the broader Fluorspar Canyon Fault (FCF) structural zone and has been intersected by a number of recent holes with encouraging results: ML18-060, 21.3m @ 3.47 g/t Au; ML18-067, 18.3m @ 4.02 g/t Au; ML18-068, 54.9m @ 1.86 g/t Au; ML18-074, 25.9m @ 2.34 g/t Au; ML18-077, 50.3m @ 2.67 g/t Au.  The Western Feeder Zone is the structural target at depth where the favorable Mother Lode sequence of host rocks occur adjacent to the feeder structure.

Corvus Gold has now defined a broad western extension of the Mother Lode deposit, which remains open and will be addressed in the Phase III program.  In addition, the Phase III program will also address expansion potential on the northern and eastern extension of the deposit as well as new internal “deep feeder” targets that have emerged from the resource modeling process.

Jeff Pontius, President and CEO of Corvus states “Our new western drill hole results have provided our exploration team with a clear target for expanding the deposit to the west.  In addition, the broad high-grade Western Feeder Zone is now defined and a target developed for additional exploration at depth, which will be drilled with core holes.  Furthermore, deep feeder type potential is also emerging to the east from our modeling work and is scheduled to be addressed during the Phase III drill program.   Our ongoing drilling continues to unlock potential for this new Nevada gold deposit which we believe will be a catalyst to Corvus Gold and its shareholders.”

Figure 1. Plan map showing recent drill holes on Mother Lode Project with exploration target area:
http://www.globenewswire.com/NewsRoom/AttachmentNg/58f45da3-7e41-4e1d-b264-8e6a154cc570

Table 1
Phase II - Mother Lode Drilling Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cutoff unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML18-071	240.79	243.84	3.05	0.52	0.69	SW of ML18-070
AZ 085 dip-50						South extension

ML18-072	362.71	368.81	6.1	0.36	0.63	West of ML18-060
AZ 080 dip-70	402.34	416.05	13.71	1.8	4.33	Lower OX Zone

ML18-073	321.56	370.33	48.77	1.19	1.22	West of ML18-069
AZ 080 dip-60
inc	338.33	361.19	22.86	1.74	1.62	1 g/t cut

ML18-074	298.7	320.04	21.34	1.44	0.87	West of ML17-067
AZ 080 dip-87
inc	300.23	315.47	15.24	1.74	0.95	1 g/t cut
	352.04	391.67	39.63	1.67	6.28
inc	364.24	390.14	25.9	2.34	9.37	1 g/t cut

ML18-075	463.3	469.39	6.09	1	0.57	West of ML18-072
AZ 080 dip-85
inc	463.3	466.34	3.05	1.4	0.86	1 g/t cut

ML18-076	423.67	432.82	9.15	1.39	1.32	West of ML17-073
AZ 075 dip-80

ML18-077	342.9	402.34	59.44	2.36	2.36	West of ML18-068
AZ 075 dip-85
inc	344.42	394.72	50.3	2.67	2.59	1 g/t cut

ML18-078	371.86	390.14	18.28	1.49	1.82	West of ML18-073
AZ 075 dip-85
inc	373.38	385.57	12.19	1.97	2.34	1 g/t cut

Figure 2.  Core Mother Lode property map with exploration plan.:
http://www.globenewswire.com/NewsRoom/AttachmentNg/fd1ed72e-6ae5-4d3d-81b0-3ffd3f68de6c

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying.  AAL is independent of the Company.  AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control.  Mr. Reischman, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 433 federal unpatented mining claims on the Mother Lode project which totals approximately 35 km2 which it owns 100%.  The total Corvus Gold 100% land ownership now covers over 100 km2, hosting two major new Nevada gold discoveries.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:
Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the timing with respect to a mineral resource estimate; expected expansion of the deposit and potential expansion regarding deep feeder targets; the rapid and effective capture of the potential of our new Mother Lode project; the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs; anticipated exploration program results; the discovery and delineation of mineral deposits/resources/reserves; the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable; the potential to discover additional high grade veins or additional deposits; the growth potential of the Mother Lode project; and the potential for any mining or production at the Mother Lode project, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2017 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.